Exhibit 99.1

New York - Business Wire - December 5, 2005

Xethanol Corporation and USDA Forest Products Laboratory finalize Cooperative Research and Development Agreement

Proprietary technologies for cost efficient production of xylitol to be developed

Xethanol Corporation (OTCBB:XTHN), a biotechnology driven ethanol production company, announced today that its wholly owned subsidiary, Xylose Technologies, Inc. (XTI), has finalized a Cooperative Research and Development Agreement (CRADA) with the USDA Forest Service, Forest Products Laboratory located in Madison, Wisconsin. Dr. Thomas Jeffries, of the Institute for Microbial and Biochemical Technology at the USDA Forest Products Laboratory, will lead the research program.

This CRADA is a cooperative research and development program for the purpose of genetically engineering proprietary yeast strains for the efficient production of xylitol, a natural sweetener. The feedstock for this process is derived from cellulosic biomass, such as wood chips and corn stalks. XTI will have the right to commercialize technology developed under the CRADA. XTI currently holds a license for a patented fermentation process to convert xylose into ethanol and xylitol, a technology previously developed by Dr. Jeffries.

Christopher d'Arnaud-Taylor, Chairman and CEO of Xethanol Corporation, commented, "This CRADA demonstrates our strategic commitment to be the leader in converting biomass into ethanol and xylitol and serving the US Forest Products Industry with cutting edge technologies for monetizing their prolific waste streams. We are delighted to be expanding our alliance with Dr. Jeffries and his team and we are confident they will help us develop a powerful and proprietary xylitol fermentation technology.”

Mr. d’Arnaud-Taylor further stated: “While we remain focused on our biomass-to-ethanol initiatives, we believe there is an enormous opportunity to exploit the xylitol business. Our existing portfolio of technologies, along with the work being developed under this joint effort with USDA Forest Service, will position us to become a low cost, high volume producer of this valuable sweetener. Xylitol is a sugar that is low calorie. Although it has been used in this country since the 1960’s, demand has been curtailed by high cost and limited, unreliable supply. Implementing our proprietary technologies addresses both issues. We have received numerous calls from food and gum producers eager to have a consistent domestic supply of high quality xylitol. There is also a large international demand for the product as well.”

Dr. Jeffries notes that, “The economic conversion of biomass must make efficient use of hemicellulosic sugars, especially xylose. Xylitol is one of the most valuable products that we can make from xylose, so it is a logical entry point for value-added lignocellulose conversion technology. Bioconversion of xylose has the potential for much higher xylitol yields at a lower cost than with current chemical processes.”

About Xethanol Corporation

Xethanol Corporation’s goal is to be the leader in the emerging biomass-to-ethanol industry. Xethanol's mission is to optimize the use of biomass in the renewable energy field and convert biomass that is currently being abandoned or land filled into ethanol and other valuable co-products, especially xylitol. Xethanol's strategy is to deploy proprietary biotechnologies that will extract and ferment the sugars trapped in these biomass waste concentrations. Xethanol's strategic value proposition is to produce ethanol and valuable co-products cost effectively with ethanol plants located closer to biomass sources. In Iowa, Xethanol owns two ethanol production facilities, where it is deploying these technologies. For more information about Xethanol, please visit its website at http://www.xethanol.com.

About USDA Forest Products Laboratory

Established in 1910 by the U.S. Department of Agriculture Forest Service, the Forest Products Laboratory (FPL) in Madison, Wisconsin serves the public as the nation's leading wood research institute. FPL is recognized both nationally and internationally as an unbiased technical authority on wood science and use. Their research is concentrated in one location to promote an interdisciplinary approach to problem solving. FPL cooperates with many universities, industries, and federal and state agencies. Today, more than 225 scientists and support staff conduct research on expanded and diverse aspects of wood use. Research concentrates on pulp and paper products, housing and structural uses of wood, wood preservation, wood and fungi identification, and finishing and restoration of wood products. In addition to traditional lines of research, FPL is responding to environmental pressures on the forest resource by using cutting-edge techniques to study recycling, develop environmentally friendly technology, and understand ecosystem-based forest management. For more information about FPL, please visit its website at http://www.fpl.fs.fed.us.

Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words, such as "expects," "should," "believes," "anticipates" or words of similar import. Similarly, statements that describe Xethanol's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of Xethanol, as appropriate, which could cause actual results to differ materially from those currently anticipated. Although Xethanol believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and Xethanol does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.